Exhibit A(1)(iv)

NOTICE OF WITHDRAWAL OF TENDER

Regarding

Limited Liability Company Interests

in

MERCANTILE LONG-SHORT MANAGER FUND LLC

Tendered Pursuant to the Offer to Purchase

Dated November 27, 2006

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY THE FUND BY, 5:00 P.M. EASTERN TIME, ON

DECEMBER 26, 2006, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL

AND RETURN BY MAIL OR FAX TO:

MERCANTILE LONG-SHORT MANAGER FUND LLC

c/o Citigroup Fund Services

Two Portland Square

Portland, Maine 04101

Phone: (800) 239-0418

Fax: (207) 879-6206

Ladies and Gentlemen:

The undersigned hereby wishes to withdraw the tender of its units of limited liability company interest or portion thereof (the “Interests”) in the Mercantile Long-Short Manager Fund LLC, a limited liability company organized under the laws of the State of Delaware (the “Fund”), for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                     .

Such tender was in the amount of :

☐  The undersigned’s entire limited liability company interest.

☐  A portion of the undersigned’s limited liability company interest expressed as a specific dollar value.

$

☐  The portion of the undersigned’s limited liability company interest in excess of the Required Minimum Balance. NOTE: A minimum interest with a value greater than $50,000 must be maintained (the “Required Minimum Balance”).

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Interests previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

PLEASE FAX THIS NOTICE OF WITHDRAWAL TO (207) 879-6206 OR MAIL IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE TO:

MERCANTILE LONG-SHORT MANAGER FUND LLC

c/o Citigroup Fund Services

Two Portland Square

Portland, Maine 04101

FOR ADDITIONAL INFORMATION:

Phone: (800) 239-0418

SIGNATURE(S) (Must Appear Exactly As It Appeared On The Letter of Transmittal)

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR ALL OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)	Signature
Print Name of Investor	(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary	Print Name and Title of Signatory
(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)	Co-signatory if necessary
Print Name of Joint Tenant	(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date:

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